=================================================================

    As filed with the Securities and Exchange Commission on
                       December 18, 1997
                  Registration No. 333-_____

              SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D. C.  20549
                     --------------------

                            FORM S-8

                    REGISTRATION STATEMENT
                            under
                  THE SECURITIES ACT OF 1933
                     --------------------

                    SOUTHERN UNION COMPANY
    (Exact Name of Registrant as Specified in Its Charter)

            Delaware                      75-0571592
  (State or Other Jurisdiction         (I.R.S. Employer
of Incorporation or Organization)     Identification No.)
                     --------------------

               504 Lavaca Street, Eighth Floor
                    Austin, Texas  78701
          (Address of Principal Executive Offices)
                     --------------------

    SOUTHERN UNION COMPANY EMPLOYEE STOCK BONUS PROGRAM
                  (Full Title of the Plan)
                   ----------------------

    Dennis K. Morgan, Esq.                  With a copy to:
    Vice President - Legal             Stephen A. Bouchard, Esq.
        and Secretary                FLEISCHMAN AND WALSH, L.L.P.
   SOUTHERN UNION COMPANY           1400 Sixteenth Street, N. W.,
504 Lavaca Street, Suite 800                  Suite 600
    Austin, Texas  78701              Washington, D. C.  20036
       (512) 477-5852                      (202) 939-7911
(Name, Address and Telephone
 Number, Including Area Code
    of Agent for Service)

                     --------------------

               CALCULATION OF REGISTRATION FEE
=================================================================
                                Proposed   Proposed
                                Maximum    Maximum
                      Amount    Offering   Aggregate    Amount of
                       to be    Price Per  Offering     Registra-
Title of Securities Registered    Share      Price      tion Fee
 to be Registered      (1)         (2)        (2)
-----------------------------------------------------------------
Common Stock, par
value $1.00 per
     share           200,000    $23.6875  $4,737,500   $1,435.61
                     shares
=================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate num-ber of shares which by reason of certain events specified in the Program, may become subject to the Program.

(2) Estimated in accordance with Rule 457(c), solely for the purpose of calculating the registration fee and based upon the average of the high and low sales prices for shares of the Registrant's Common Stock on the New York Stock Exchange on December 17, 1997 of $23.6875 per share.


=================================================================

                           PART I

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Southern Union Company Employee Stock Bonus Program (the "Program") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

Such document(s) (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof) constitute a prospectus that meets the require-ments of Section 10(a) of the Securities Act.

                           PART II

       INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
------   -----------------------------------------------

The following documents previously or concurrently filed by Southern Union Company (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange
     Act");

(b) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

(c)  all other reports filed by the Company pursuant to Section
     13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above;

(d)  the Company's definitive Proxy Statement for its Annual
     Meeting of Stockholders held on November 11, 1997; and

(e) the description of the common stock, par value $1.00 per share, of the Registrant (the "Common Stock") contained in the Registrant's Registration Statement on Form S-3 (File No. 333-10585) filed with the Commission on August 22, 1996 and all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration State-ment and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorpo-rated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such state-ment. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the infor-mation that is incorporated). Requests should be directed to George E. Yankowski, Treasurer and Investor Relations Officer, Southern Union Company, 504 Lavaca Street, Suite 800, Austin, Texas 78701, telephone number (512) 477-5852.

All information appearing in this Registration Statement is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.
------   -------------------------

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

Not Applicable.

Item 6.  Indemnification of Directors and Officers.
------   ------------------------------------------

Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify its directors and officers, subject to certain limitations. The Company's Bylaws require the Company to indemnify their respective directors and officers to the fullest extent permitted by law.

Article Fourteen of the Restated Certificate of Incorporation of the Company eliminates personal liability of directors to the fullest extent permitted by Delaware law.

Officers and directors of the Company are covered by insurance that (with certain exceptions and within certain limitations) indemnifies them against losses and liabilities arising from any alleged "wrongful act," including any alleged error, misstate-ment, misleading statement, omission, neglect or breach of duty.

Item 7.  Exemption from Registration Claimed.
------   ------------------------------------

Not Applicable.

Item 8.   Exhibits.
------    --------

                                                   Reference to
Regulation                                       Prior Filing or
S-K Exhibit                                       Exhibit Number
  Number                  Document                Attached Hereto
-----------  ----------------------------------  ----------------
     4       Southern Union Company Employee       Attached as
             Stock Bonus Program                    Exhibit 4

    23       Consent of Independent Accountants    Attached as
                                                    Exhibit 23

    24       Power of Attorney                     Attached as
                                                    Exhibit 24

Item 9.  Undertakings.
------   ------------

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this regis-tration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration state-ment.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new regis-tration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being regis-tered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnifica-tion against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or con-trolling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas on December 18, 1997.


                            SOUTHERN UNION COMPANY


                            By   RONALD J. ENDRES
                               ----------------------
                                 Ronald J. Endres
                                 Executive Vice President and
                                   Chief Financial Officer
                                 (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities indicated on December 18, 1997.



        Signature/Name                         Title
-------------------------------   -------------------------------

    GEORGE L. LINDEMANN*          Chairman of the Board,
                                  Chief Executive Officer
                                  and Director
                                  (Principal Executive Officer)

    JOHN E. BRENNAN*              Director, Vice Chairman of the
                                  Board

    FRANK W. DENIUS*              Director

    AARON I. FLEISCHMAN*          Director

    PETER H. KELLEY               Director

    ADAM M. LINDEMANN*            Director

    ROGER J. PEARSON*             Director

    GEORGE ROUNTREE, III*         Director

    DAN K. WASSONG*               Director

    KURT A. GITTER, M.D.*         Director

    RONALD J. ENDRES              Executive Vice President and
------------------------          Chief Financial Officer
    Ronald J. Endres              (Principal Financial Officer)

    DAVID J. KVAPIL               Vice President and Controller
-----------------------           (Principal Accounting Officer)
    David J. Kvapil



*By  RONALD J. ENDRES
    ------------------
     Ronald J. Endres
     Attorney-in-fact